                                                                   Exhibit 10.31

             AGREEMENT FOR TERMINATION OF THE JOINT VENTURE CONTRACT

         AND ARTICLES OF ASSOCIATION OF WUXI SEAMLESS OIL PIPE CO., LTD.

THIS AGREEMENT (this "Agreement") is made and executed in Wuxi, Jiangsu
Province on this 18th day of August, 2006 by and between:

Party A:   Wuxi Huayi Investment Co., Ltd., registered in Wuxi, Jiangsu
           Province, P.R.C., having its legal address at Room 909, New City
           Building, No. 1 Changiang North Road, Wuxi New District, Jiangsu
           Province, P.R.C.
           Legal representative: Mr. Piao Longhua
           Position: Chairman
           Nationality: Chinese

Party B:   UMW ACE (L) LTD., registered in Malaysia, having its legal address at Brumby House, Jalan Bahasa, P.O. Box 80148,
           87011 Labuan F.T. Malaysia
           Legal representative:
           Dato Dr. Abdul Halim Bin Harun
           Position: Chairman
           Nationality: Malaysian

WHEREAS:

1.    In accordance with the Joint Venture Contract and Articles of Association entered into on 1 August 2004, 2005 by and between Party A and Party B,
      Party A and Party B are the current shareholders of Wuxi Seamless Oil Pipe
      Co., Ltd. (the "Company"), and each holds 49% and 51% of the equity shares of the Company respectively;

2.    On Aug. 18th, 2006 the Board of Directors of the Company held an interim meeting and Party A and Party B transfer their equity shares in the
      Company to FIRST SPACE HOLDINGS LIMITED ("FSHL") respectively. After the share transfer, the Company will become a wholly foreign-owned enterprise and all its equity shares will be solely held by FSHL;

NOW, THEREFORE, after friendly consultation in all aspects, the Parties hereby agree as follows:

I.    The Parties both agree to terminate the original Joint Venture Contract
      (the "JVC") and Articles of Association (the "AOA") of the Company.

2.    The Parties hereby acknowledge that as of the date of this Agreement, each
      Party has in a strict and good manner performed and fulfilled its respective duties and obligations under the JVC and AOA, and has not breached any provisions of the JVC and AOA.

3.    This Agreement shall become effective after the Chinese commerce authority has approved this share transfer and the new AOA and the new AOA has been registered with the industry and commerce bureau.

4.    Upon the effectiveness of this Agreement, the original JVC and AOA of the
      Company shall be terminated, and Party A and Party B shall no longer enjoy the rights and assume the obligations under the JVC and AOA.

5.    This Agreement is executed by the authorized representatives of the
      Parties, with the corporate seals of the Parties affixed thereto.

6.    This Agreement shall be executed in six sets of original copies, with two sets for each of Party A and Party B, and two sets for relevant Chinese government authorities to approve and register.

Party A: Wuxi Huayi Investment Co., Ltd.

/s/                 (seal)
    ----------------------------------------
    Authorized representative

Party B: UMW ACE (L) LTD.

/s/
    ----------------------------------------
    Authorized representative